PO Box 211230, Eagan, MN 55121-9984	VOTE ONLINE 1. Read the proxy statement. 2. Go to: [ ] 3. Follow the simple instructions.

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free [ ] 3. Follow the simple instructions.

VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided

JOHN HANCOCK FUNDS II CAPITAL APPRECIATION FUND

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 9, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF JOHN HANCOCK FUNDS II

The undersigned, revoking previous proxies, hereby appoint(s) Kristie M. Feinberg, Sarah M. Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas Kolokithas, Mara C.S. Moldwin, Harsha Pulluru, Fernando Silva, Salvatore Schiavone, Jay Aronowitz, Betsy Anne Seel and Christopher Sechler, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Capital Appreciation Fund (the “Fund”), a series of John Hancock Funds II (“JHF II”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at 200 Berkely Street, Boston, Massachusetts 02116 on July 9, 2025 at [2:00] p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [June ], 2025, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

CONTROL NUMBER
AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable Sign in the box above
Date

[ -JHCA]	Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity in another representation capacity, please give the full title under the signature.

Important Notice Regarding the Availability of Proxy Materials for this Meeting to Be Held on

July 9, 2025.

The Proxy Statement for this meeting is available at: https://www.jhinvestments.com/resources/all-resources/fund-documents/proxy-documents/john-hancock-capital-appreciation-fund-proxy-statement

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

| Please detach at perforation before mailing |

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE.

THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW.

AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS:

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization between the Fund and John Hancock U.S. Growth Fund, a series of John Hancock Funds III (the “Acquiring Fund”). Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and other shareholders of the Fund. The Acquiring Fund would also assume substantially all of the Fund’s liabilities.	☐	☐	☐

[   -JHCA]